As filed with the Securities and Exchange Commission on April 1, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UNICYCIVE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	81-3638692
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4300 El Camino Real, Suite 210

Los Altos, CA 94022

(650) 351-4495

(Address of principal executive offices) (Zip Code)

Unicycive Therapeutics, Inc. Second Amended and Restated Omnibus 2021 Equity Incentive Plan

(Full title of the plan)

Shalabh Gupta, M.D.

Chief Executive Officer

Unicycive Therapeutics, Inc.

4300 El Camino Real, Suite 210

Los Altos, CA 94022

(650) 351-4495

(Name and Address of agent for service)

(650) 351-4495

(Telephone number, including area code, of agent for service)

With copies to:

Jeffrey Fessler

Sheppard, Mullin, Richter & Hampton LLP

30 Rockefeller Plaza

New York, NY 10012

Tel: (212) 653-8700

Fax: (212) 653-8701

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement will become effective upon filing in accordance with Rule 462(a) under the Securities Act.

EXPLANATORY NOTE

This Registration Statement is being filed for the purpose of registering an additional 20,650,496 shares of common stock, par value $0.001 per share (“Common Stock”) of Unicycive Therapeutics, Inc. (the “Registrant”) that were reserved for issuance under the Unicycive Therapeutics, Inc. Second Amended and Restated Omnibus 2021 Equity Incentive Plan (the “2021 Plan”). The Registrant previously filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-8 on December 8, 2023 (SEC File No. 333-275965) (the “Prior Registration Statement”), registering shares of Common Stock issuable under the Unicycive Therapeutics, Inc. Amended and Restated Omnibus 2021 Equity Incentive Plan. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E of Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except for Items 3 and 8, which are being updated by this Registration Statement.

Effective June 2020, the Amended and Restated Omnibus 2021 Equity Incentive Plan was amended and restated as the 2021 Plan to authorize 20,775,996 shares of Common Stock, an increase of 8,000,000 shares of Common Stock, which 8,000,000 shares of additional Common Stock are being registered hereunder. In addition, the Plan, as amended on June 20, 2024, provided for an annual increase on January 1, 2025 in an amount equal to the lesser of (A) four percent (4%) of the shares of common stock outstanding (on an as-converted basis) on the final day immediately preceding calendar year and (B) such lesser number of shares of common stock as determined by the board of directors of the Registrant, or 12,650,496 shares of Common Stock for 2025, for an aggregate of 20,650,496 shares of Common Stock being registered hereunder.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of documents by reference.

The following documents filed by the Company with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

●	The Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025;

●	The Company’s Current Reports on Form 8-K filed with the SEC on January 7, 2025 (other than any portions thereof deemed furnished and not filed);

●	The Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2024;

●	The description of the Company’s common stock par value $0.001 per share, contained in Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 31, 2025, including any amendment or report filed for the purpose of updating such description; and

●	All other reports and documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

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Item 8. Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.4 to Form S-1 filed on May 21, 2021)
3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Form 8-K filed on June 26, 2024).
3.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.5 to Form S-1 filed on May 21, 2021)
4.1	Specimen stock certificate evidencing the shares of common stock (incorporated by reference to Exhibit 4,1 to Form S-1 filed on May 21, 2021)
5.1*	Opinion of Sheppard, Mullin, Richter & Hampton LLP
10.1	Unicycive Therapeutics, Inc. Second Amended and Restated 2021 Equity Incentive Plan (incorporated by reference to Exhibit C to Definitive Proxy Statement filed on April 26, 2024)
23.1*	Consent of Grassi & Co., CPAs, P.C., independent registered public accounting firm
23.2*	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
107	Filing Fee Table

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Altos, State of California, on the 1st day of April, 2025.

UNICYCIVE THERAPEUTICS, INC.

By:	/s/ Shalabh Gupta
Shalabh Gupta
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shalabh Gupta, his or her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Shalabh Gupta	Chief Executive Officer, President and Chairman	April 1, 2025
Shalabh Gupta	(Principal Executive Officer)

/s/ John Townsend	Chief Financial Officer	April 1, 2025
John Townsend	(Principal Financial and Accounting Officer)

/s/ Sandeep Laumas	Director	April 1, 2025
Sandeep Laumas, M.D.

/s/ Saraswati Kenkare-Mitra	Director	April 1, 2025
Saraswati Kenkare-Mitra

/s/ Gaurav Aggarwal	Director	April 1, 2025
Gaurav Aggarwal

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